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                                                                   Exhibit 23.02


          FORM OF REPORT ON FINANCIAL STATEMENT SCHEDULE AND CONSENT OF
                         KPMG LLP, INDEPENDENT AUDITORS

The Board of Directors
Talarian, Corporation.:


We consent to the use of our form of report included herein and to the references to our firm under the heading "Experts" and "Selected Consolidated Financial Data" in the prospectus.

When the event referred to in note 7(a) to the consolidated financial statements has been consummated, we will be in a position to render the following report.


                                                     /s/ KPMG LLP



Mountain View, California
June 28, 2000

The audits referred to in our report dated March 17, 2000, except as to note 7(a), which is as of _____________, 2000, included the related financial statement schedule of Talarian Corporation and subsidiary as of September 30, 1999 and for each of the years in the three-year period ended September 30, 1999, included in the registration statement on page S-1. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement schedule based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.